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                                                                     EXHIBIT 5.1

                                 PERKINS COIE

             A Law Partnership Including Professional Corporations
         1201 Third Avenue, 40th Floor  Seattle, Washington 98101-3099
               Telephone:  206 583-8888  Facsimile:  206 583-8500


                               October 7, 1997

SAFECO Corporation
4333 Brooklyn Avenue N.E.
Seattle, WA  98185

     RE:  REGISTRATION OF SHARES OF COMMON STOCK OF SAFECO CORPORATION

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the authorization and issuance by SAFECO Corporation (the "Company") of up to 12,700,000 shares of the Company's common stock, having no par value (the "Common Stock"), together with a number of additional shares of Common Stock that will be issued if and to the extent the underwriters exercise an over-allotment option granted by the Company (collectively, the "Shares"), and the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, which you are filing with the Securities and Exchange Commission with respect to the Shares. The total number of Shares, including the Shares subject to the over-allotment option granted by the Company, when issued at the price to public set forth on the cover page of the Prospectus contained in the Registration Statement, will not result in the total Price to Public set forth in footnote 3 to the table on the cover page of such Prospectus exceeding $750,000,000.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) the effectiveness of the Registration Statement and any amendments thereto,

     (b) due execution by the Company and registration by its registrar of the Shares,

     (c) the offering and sale of the Shares as contemplated by the Registration Statement, and

     (d) receipt by the Company of the consideration required for the Shares as contemplated by the Registration Statement,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.
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SAFECO Corporation
October 7, 1997
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus which forms a part of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                              Very truly yours,


                              PERKINS COIE